Exhibit 99.1

      WALTER INDUSTRIES ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2005 RESULTS

- As Expected, Goodwill Impairment and Acquisition-Related Charges
Resulted in

a Fourth Quarter Loss of $1.88 per Share and Full-Year Earnings of $0.18 per

                                 Diluted Share -

             - Company Increases Integration Synergy Benefits Range to $40.0 to $50.0 Million in its Water Products Business -

- Company Restates Prior Period Sales and Cost of Sales for Freight and

Handling Costs; No Impact on Operating Income, Net Income or EPS -

TAMPA, Fla., Feb. 28 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) today reported a fourth quarter loss of $73.4 million, or $1.88 per share, and full-year 2005 net income of $7.0 million, or $0.18 per diluted share. The loss of $1.88 per share for the quarter was within the previously communicated expectation range of a $1.80 to $1.90 loss per share. Full-year earnings of $0.18 per diluted share were also within the previously communicated range of $0.15 to $0.25 per diluted share.

The Company recorded an operating loss for the fourth quarter of $40.8 million, compared with operating income in the same period in 2004 of $29.2 million. Excluding certain pre-tax charges of $167.5 million (see attached supplemental data), non-GAAP operating income for the fourth quarter of 2005 totaled $126.7 million. In this press release, the term "non-GAAP" refers to an adjustment to GAAP measures based on the applicable portion of the $167.5 million of pre-tax charges. Results for the current quarter reflect significant income improvements at Natural Resources and U.S. Pipe, primarily due to strong year-over-year pricing in both segments. Current quarter results also include non-GAAP operating income from Mueller and Anvil of $52.7 million, which excludes acquisition-related charges of $64.3 million.

The Company also announced that it increased the expected operating income synergies from integrating Mueller and U.S. Pipe from a previous range of $25.0 million to $35.0 million to a new range of $40.0 million to $50.0 million. The revised synergy benefits, which are expected to be realized on a run-rate basis over the next two years, were increased due to better than expected cost savings from the shutdown of U.S. Pipe's Chattanooga facility combined with Mueller and Anvil plant consolidation and rationalization activities.

"We are very pleased with Mueller's operating results, which were driven by strong volumes and improved valve and hydrant margins," said Walter Industries Chairman and CEO Gregory E. Hyland. "The integration of Mueller and U.S. Pipe has also progressed extremely well and we have determined that the original synergy benefits forecast should be increased substantially."

Hyland added, "2005 was a landscape-changing year for Walter Industries as we aggressively pursued our transformation and value creation strategy, and also generated significant revenue and earnings momentum from our Natural Resources and Water Products businesses. Our value creation strategy continues in 2006 as we move forward with the IPO and eventual spin-off of our Water Products business, as well as the evaluation of strategic alternatives for our remaining businesses."

Results for the quarter on a non-GAAP basis were $1.48 per diluted share, which compares to the previously expected range of $1.45 to $1.55 per diluted share. Full-year 2005 earnings on a non-GAAP basis were $3.18 per diluted share, compared with the previously communicated range of $3.10 to $3.20 per diluted share.

Fourth Quarter 2005 Financial Results

Net sales and revenues for the fourth quarter totaled $801.2 million, up from $391.0 million in 2004. Excluding Mueller and Anvil revenues of $309.3 million, fourth quarter revenues improved 25.8% on a year-over-year basis, primarily driven by higher metallurgical coal pricing and increases in ductile iron pipe pricing and shipments.

On a non-GAAP basis, operating income was $126.7 million, or $97.5 million higher than the prior-year period. The improvement in operating income was primarily due to the first-time inclusion of Mueller and Anvil results in the Company's fourth quarter, increased pricing for metallurgical coal and improved operating margins at U.S. Pipe. These favorable impacts were partially offset by charges related to the temporary idling of Mine No. 5 and Mine No. 7, which increased average production costs at Natural Resources.

Full-Year 2005 Financial Results

Net sales and revenues for 2005 totaled $2.1 billion, including fourth quarter revenue from the Mueller and Anvil segments of $309.3 million. Excluding Mueller and Anvil, revenue grew by $195.5 million, or 12.6%, principally due to an increase in metallurgical coal and ductile iron pipe prices.

Operating income for the full year totaled $83.7 million, compared with $75.8 million in 2004. Non-GAAP operating income was $251.2 million, an improvement of $175.4 million versus 2004. The year-over-year improvement reflects the addition of $52.7 million in non-GAAP operating income contributed by Mueller and Anvil, plus a dramatic increase in profitability at Jim Walter Resources and significant income growth at U.S. Pipe. These stronger operating results were partially offset by higher material and production costs at Natural Resources and U.S. Pipe, and $6.6 million of incremental hurricane-related charges at Financing.

Fourth Quarter Results by Operating Segment

Natural Resources

The Natural Resources segment reported fourth quarter revenue of $170.3 million, up 49.3% versus the year-ago period, primarily due to higher metallurgical coal selling prices and higher natural gas prices, partially offset by lower steam coal shipments and lower natural gas volumes in the current-year period. Operating income for the quarter was $51.7 million, which exceeded the prior-year period by 53.8%. The income improvement versus the prior-year period was primarily driven by increased metallurgical coal pricing, partially offset by $3.0 million of idle mine costs at Mine No. 5 and $2.7 million of expenses related to adverse geologic conditions in Mine No. 7, both of which were resolved in the fourth quarter.

Jim Walter Resources sold 1.49 million tons of coal at an average price of $99.18 per ton in the fourth quarter, compared to 1.61 million tons at an average price of $62.10 in the prior-year period. The natural gas operation sold
1.70 billion cubic feet of gas in the fourth quarter at an average price of $10.54 per thousand cubic feet, compared to sales of 1.93 billion feet at an average price of $6.61 per thousand cubic feet in the prior-year quarter.

Mueller and Anvil

Walter Industries acquired Mueller and Anvil on Oct. 3, 2005 and, therefore, this will be the first time they have been included in the Company's segment and consolidated results. However, in an effort to enhance comparability and evaluate calendar fourth quarter period-to-period performance, variance explanations refer to a pro forma calendar fourth quarter prior-year period, even though pro forma data is not included in the actual reported segment or consolidated results.

Revenue for the Mueller and Anvil segments totaled $309.3 million for the quarter, up from the prior-year period total of $256.1 million, primarily due to higher valve and hydrant volumes and higher selling prices of Mueller's butterfly valves, hydrants and brass products. Anvil also generated higher volumes of iron fittings. Non-GAAP operating income for both segments, excluding the effects of acquisition-related adjustments, was $52.7 million compared to operating income in the prior-year period of $32.2 million.

Including acquisition-related impacts, Mueller and Anvil reported an operating loss of $11.6 million in the current period fourth quarter. Operating results for the period included expected purchase accounting-related inventory step-up costs of $58.4 million and incremental ongoing intangible amortization expenses of $5.9 million.

Industrial Products (U.S. Pipe)

U.S. Pipe reported fourth quarter revenue of $172.0 million, up $30.8 million versus the prior-year period as the Company generated improvements in both pricing and volume. U.S. Pipe sold 155,804 tons of ductile iron pipe during the quarter, up 10.3% versus the prior-year period.

U.S. Pipe reported a loss in the fourth quarter 2005 of $25.6 million, compared to a loss in the prior year's fourth quarter of $0.5 million. The fourth quarter 2005 loss included $40.0 million in charges related to the announced closure of U.S. Pipe's Chattanooga valves, hydrants and fittings facility. Excluding these charges, U.S. Pipe's operating income was $14.4 million, an improvement of $14.9 million versus the prior-year as stronger margins more than offset higher natural gas costs.

Financing

Financing segment revenue for the fourth quarter was $54.8 million, down $4.9 million from the prior-year period, primarily due to a decline in the instalment note portfolio balance as a result of fewer note originations from the Homebuilding segment.

Fourth quarter operating income was $16.7 million, up $0.9 million over the prior-year period, driven by lower interest expense, a lower provision for losses and better workers compensation experience, partially offset by lower interest income. At Dec. 31, 2005, delinquencies (the percentage of amounts outstanding more than 30 days past due) were 5.2%, versus 4.9% at Dec. 31, 2004 due primarily to customer payment disruptions caused by the 2005 hurricanes.

Homebuilding

At Homebuilding, fourth quarter revenue was $65.0 million, up $11.1 million versus the year-ago period, driven primarily by an increase of 48 on-your-lot unit completions over the prior-year's fourth quarter. Homebuilding completed 641 on-your-lot homes during the fourth quarter at an average selling price of $80,300 versus 593 homes at an average selling price of $74,600 for the same period last year. Including Crestline Homes, the Company's modular home business, total unit deliveries for the quarter were 865, compared with 727 homes in the prior-year period.

Excluding the $63.2 million goodwill impairment charge, the operating loss at Homebuilding was $7.7 million, or an improvement of $0.6 million, versus the prior-year period. The fourth quarter loss reflects Homebuilding's efforts to complete and deliver lower-margin units out of its backlog, and proactively reduce the quantity of outstanding warranty-related claims. Overall, the period-over-period improvement primarily reflects the higher on-your-lot deliveries and price increases noted above.

Other

Sloss Industries generated revenue of $33.1 million, an increase of 34.1% over the prior-year period. Sloss reported operating income of $4.2 million, exceeding income in the prior-year period by $3.6 million. The revenue and income increases were due to significantly higher furnace and foundry coke pricing, partially offset by increases in metallurgical coal costs.

Parent company expenses in the fourth quarter were $4.7 million below the prior-year period, reflecting lower medical and Sarbanes-Oxley compliance costs. Interest expense increased by $39.8 million from the prior-year period, primarily reflecting higher debt balances related to the Mueller acquisition.

Restatement of Prior-Period Sales and Costs of Sales for Freight and Handling Costs

The Company announced that it will be restating its consolidated financial statements to correct the classification of certain prior-period shipping and handling costs in compliance with EITF 00-10: "Accounting for Shipping and Handling Fees and Costs" for U.S. Pipe, Jim Walter Resources and Sloss.

The Company's long-standing method of accounting for the cost to deliver products to the customer has been to include these costs as a deduction from net sales and revenues. Such costs are now included in cost of sales.

In addition to consolidated net sales and revenues and cost of sales, this change in classification affects reported net sales and revenues of our Industrial Products, Natural Resources and Other segments. The overall impact is to increase consolidated sales and cost of sales in equal amounts for the fourth quarter and full year of 2004. More specifically, the restatement has no effect on reported operating income, net income or EPS. In total, these costs were $23.5 million in the fourth quarter of 2004 and $87.6 million for the full year of 2004.

Conference Call Webcast

Walter Industries Chairman and CEO Greg Hyland and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Wed., March 1, 2006, at 9 a.m. Eastern Standard Time. To listen to the event live or in archive, visit the Company Web site at http://www.walterind.com .

Walter Industries, Inc. is a diversified company with annual revenues of approximately $3.0 billion. The Company is a leader in water infrastructure, flow control and water transmission products, with respected brand names such as Mueller, U.S. Pipe, James Jones, Henry Pratt and Anvil. The Company is also a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Based in Tampa, Fla., the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com .

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain non-GAAP financial measures, which have directly comparable GAAP financial measures as identified in this release. These non-GAAP measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company for the periods being reported. The reconciliation between GAAP and non-GAAP performance measures is reported in the Supplemental Information section of this earnings release and is presented in compliance with the provisions of the rules under Regulation G and Item 2.02.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the initial public offering and spin-off of the Company's Water Products business and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's and Mueller's filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                            SEGMENT INCOME COMPARISON
                                    Unaudited

The purpose of this schedule is to reconcile the Company's GAAP and non-GAAP operating income and earnings per share for the fourth quarters of 2005 and 2004 and for the full years 2005 and 2004, as referenced in the Company's press release dated February 28, 2006.

                                                                                  Mueller
                                                                                   Water         Industrial
$ in Millions                                    Homebuilding     Financing       Products        Products
----------------------------------------------   ------------    ------------   ------------    ------------
Q4 2005 GAAP Operating
 Income (Loss)                                          (70.9)           16.7          (11.6)          (25.6)

Adjustments to GAAP Operating
 Income (Loss):
Homebuilding Goodwill
 Impairment                                              63.2
Mueller Inventory Fair Value
 Adjustment Charged to Cost
 of Sales                                                                               58.4
Mueller Incremental Amortization of
 Definite-Lived Intangible Assets                                                        5.9
U.S.Pipe Charges - Restructuring                                                                        24.1
U.S.Pipe Charges - Inventory Write-
 offs and Unabsorbed Overhead                                                                           15.9

Total Adjustments to GAAP
 Operating Income (Loss)                                 63.2              --           64.3(1)         40.0

Q4 2005 Non-GAAP Operating
 Income (Loss)                                           (7.7)           16.7           52.7            14.4

Q4 2004 GAAP Operating
 Income (Loss)                                           (8.3)           15.8             --            (0.5)

Q4 2005 Non-GAAP Variance to
 Q4 2004 GAAP                                             0.6             0.9           52.7            14.9

                                                                                                   Total
                                                                                                 Operating
                                                   Natural                                         Income
$ in Millions                                     Resources         Other        Cons Elims        (Loss)
----------------------------------------------   ------------    ------------   ------------    ------------
Q4 2005 GAAP Operating Income
 (Loss)                                                  51.7            (0.3)          (0.8)          (40.8)

Adjustments to GAAP Operating
 Income (Loss):
Homebuilding Goodwill Impairment                                                                        63.2
Mueller Inventory Fair Value
 Adjustment Charged to Cost
 of Sales                                                                                               58.4
Mueller Incremental Amortization of
 Definite-Lived Intangible Assets                                                                        5.9
U.S.Pipe Charges - Restructuring                                                                        24.1
U.S.Pipe Charges - Inventory Write-
 offs and Unabsorbed Overhead                                                                           15.9

Total Adjustments to GAAP Operating
 Income (Loss)                                             --              --             --           167.5

Q4 2005 Non-GAAP Operating Income
 (Loss)                                                  51.7            (0.3)          (0.8)          126.7

Q4 2004 GAAP Operating Income
 (Loss)                                                  33.6           (10.7)          (0.7)           29.2

Q4 2005 Non-GAAP Variance to
 Q4 2004 GAAP                                            18.1            10.4           (0.1)           97.5

                                                                                  Mueller
                                                                                   Water         Industrial
                                                 Homebuilding     Financing       Products        Products
                                                 ------------    ------------   ------------    ------------
Full-Year 2005 GAAP Operating
 Income (Loss)                                         (103.9)           46.0          (11.6)            2.1

Adjustments to GAAP Operating
 Income (Loss):
Homebuilding Goodwill Impairment                         63.2
Mueller Inventory Fair Value
 Adjustment Charged to Cost
 of Sales                                                                               58.4
Mueller Incremental Amortization of
 Definite-Lived Intangible Assets                                                        5.9
U.S.Pipe Charges - Restructuring                                                                        24.1
U.S.Pipe Charges - Inventory Write-
 offs and Unabsorbed Overhead                                                                           15.9

Total Adjustments to GAAP
 Operating Income (Loss)                                 63.2              --           64.3(1)         40.0

Full-Year 2005 Non-GAAP
 Operating Income (Loss)                                (40.7)           46.0           52.7            42.1

Full-Year 2004 GAAP Operating
 Income (Loss)                                          (33.3)           54.8             --             7.6

Full-Year 2005 Non-GAAP
 Variance to Full-Year 2004 GAAP                         (7.4)           (8.8)          52.7            34.5

                                                                                                   Total
                                                   Natural                                       Operating
                                                  Resources         Other        Cons Elims        Income
                                                 ------------    ------------   ------------    ------------
Full-Year 2005 GAAP Operating Income
 (Loss)                                                 164.1            (9.3)          (3.7)           83.7

Adjustments to GAAP Operating Income
 (Loss):
Homebuilding Goodwill Impairment                                                                        63.2
Mueller Inventory Fair Value
 Adjustment Charged to Cost of Sales                                                                    58.4
Mueller Incremental Amortization of
 Definite-Lived Intangible Assets                                                                        5.9
U.S.Pipe Charges - Restructuring                                                                        24.1
U.S.Pipe Charges - Inventory Write-
 offs and Unabsorbed Overhead                                                                           15.9

Total Adjustments to GAAP Operating
 Income (Loss)                                             --              --             --           167.5

Full-Year 2005 Non-GAAP Operating
 Income (Loss)                                          164.1            (9.3)          (3.7)          251.2

Full-Year 2004 GAAP Operating Income
 (Loss)                                                  69.7           (20.3)          (2.7)           75.8

Full-Year 2005 Non-GAAP Variance to
 Full-Year 2004 GAAP                                     94.4            11.0           (1.0)          175.4

(1) Mueller acquisition-related charges total $66.8 million and include bridge loan fees of $2.5 million reflected in interest expense.

Reconciliation to Non-GAAP Net Income and EPS         Q4          Total Year
----------------------------------------------   ------------    ------------
Non-GAAP Operating Income Per Above                     126.7           251.2

Interest Expense on Non-GAAP Pre-tax
 Income                                                 (42.0)          (53.4)
Taxes                                                   (12.7)          (44.8)

Disc Ops                                                 (0.1)           (0.7)

Non-GAAP Net Income                                      71.9           152.3

 Add Back Interest on Convertible Debt
  Notes                                                   1.1             4.3

Non-GAAP Net Income Excluding
 Interest on Convertible Debt Notes                      73.0           156.6

Non-GAAP EPS                                     $       1.48    $       3.18

Shares outstanding (millions)                            49.3            49.2   Assumes fully
                                                                                diluted shares
                                                                                for Non-GAAP
                                                                                calculation to
                                                                                account for
                                                                                convertible
                                                                                debt, per
                                                                                EITF 04-08.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                     For the three months
                                                      ended December 31,
                                                 ----------------------------
                                                                 As Restated
                                                     2005            2004
                                                 ------------    ------------
Net sales and revenues:
  Net sales                                      $    744,367    $    332,847
  Interest income on instalment
   notes                                               49,002          53,407
  Miscellaneous                                         7,841           4,754
                                                      801,210         391,008

Cost and expenses:
  Cost of sales (exclusive of
   depreciation)                                      600,284         247,491
  Depreciation                                         25,398          15,032
  Selling, general and administrative                  87,123          60,077
  Provision for losses on instalment
   notes                                                2,514           4,105
  Postretirement benefits                               3,236           2,982
  Interest expense - mortgage-
   backed/asset-backed notes                           29,422          32,447
  Interest expense - other debt                        44,548           4,733
  Amortization of intangibles                           7,444           1,060
  Credit for estimated hurricane
   insurance losses                                    (1,600)           (935)
  Impairment of goodwill                               63,210              --
  Restructuring and impairment charges
   (credits)                                           25,006            (457)
                                                      886,585         366,535

Income (loss) from continuing
 operations before income tax benefit                 (85,375)         24,473

Income tax benefit (1)                                 12,087           2,710

Income (loss) from continuing
 operations                                           (73,288)         27,183
Discontinued operations, net of
 income taxes (2)                                        (109)             --
Net income (loss)                                $    (73,397)   $     27,183

Basic income (loss) per share:
Income (loss) from continuing
 operations                                      $      (1.88)   $       0.74
Discontinued operations                                    --              --

Net income (loss)                                $      (1.88)   $       0.74

Weighted average number of shares
 outstanding                                       38,982,151      36,963,534

Diluted income (loss) per share:
Income (loss) from continuing
 operations                                      $      (1.88)   $       0.59
Discontinued operations                                    --              --

Net income (loss)                                $      (1.88)   $       0.59

Weighted average number of dilutive
 securities (3)                                    38,982,151      48,066,504

(1) Results for the fourth quarter of 2004 include a net income tax benefit of approximately $9.7 million associated with favorable adjustments to income tax valuation allowances, primarily resulting from profitability improvements at Jim Walter Resources.

(2) 2005 expenses resulted from the Company's sale of its AIMCOR subsidiary in December 2003.

(3) Weighted average basic shares outstanding was used in the 2005 quarter period, as the use of fully diluted shares would have had an anti-dilutive effect.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                     For the three months
                                                      ended December 31,
                                                 ----------------------------
                                                                 As Restated
                                                     2005            2004
                                                 ------------    ------------
NET SALES AND REVENUES:
Homebuilding                                     $     65,006    $     53,923
Financing                                              54,836          59,737
Mueller (1)                                           176,747              --
Anvil (1)                                             132,581              --
Industrial Products                                   171,993         141,157
Natural Resources                                     170,253         114,062
Other                                                  36,823          27,458
Consolidating Eliminations                             (7,029)         (5,329)
                                                 $    801,210    $    391,008

OPERATING INCOME (LOSS):
Homebuilding                                     $    (70,884)   $     (8,276)
Financing                                              16,696          15,773
Mueller (1)                                            (7,460)             --
Anvil (1)                                              (4,183)             --
Industrial Products                                   (25,608)           (528)
Natural Resources                                      51,694          33,622
Other                                                    (257)        (10,735)
Consolidating Eliminations                               (825)           (650)
Operating income (loss)                               (40,827)         29,206
Other debt interest expense                           (44,548)         (4,733)
Income (loss) from continuing operations
 before income tax benefit                       $    (85,375)   $     24,473

(1) The results of Mueller and Anvil are included from the date of acquisition on October 3, 2005.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                        For the years
                                                      ended December 31,
                                                 ----------------------------
                                                                 As Restated
                                                     2005            2004
                                                 ------------    ------------
Net sales and revenues:
  Net sales                                      $  1,823,654    $  1,311,831
  Interest income on instalment
   notes                                              206,582         220,041
  Miscellaneous                                        23,904          17,407
                                                    2,054,140       1,549,279

Cost and expenses:
  Cost of sales (exclusive of
   depreciation)                                    1,415,778       1,048,404
  Depreciation                                         68,461          60,220
  Selling, general and administrative                 232,036         207,451
  Provision for losses on instalment
     notes                                             10,724          12,402
  Postretirement benefits                              12,948           8,140
  Interest expense - mortgage-
   backed/asset-backed notes                          122,005         127,273
  Interest expense - other debt                        55,852          18,687
  Amortization of intangibles                          10,267           4,976
  Provision for estimated hurricane
   insurance losses                                    10,600           3,983
  Impairment of goodwill                               63,210              --
  Restructuring and impairment charges                 24,373             591
                                                    2,026,254       1,492,127

Income from continuing operations
 before income tax expense                             27,886          57,152

Income tax expense                                    (20,142)         (7,235)

Income from continuing operations                       7,744          49,917
Discontinued operations, net of
 income taxes (1)                                        (698)             --

Net income                                       $      7,046    $     49,917

Basic income per share:
Income from continuing operations                $       0.20    $       1.29
Discontinued operations                                 (0.02)             --

Net income                                       $       0.18    $       1.29

Weighted average number of shares
 outstanding                                       38,484,675      38,581,893

Diluted income per share (2):
Income from continuing operations                $       0.20    $       1.14
Discontinued operations                                 (0.02)             --

Net income                                       $       0.18    $       1.14

Weighted average number of dilutive
 securities (2)                                    39,403,873      46,254,746

(1) 2005 expenses resulted from the Company's sale of its AIMCOR subsidiary in December 2003.

(2) The interest, net of tax, and shares issuable upon conversion related to the Company's $175 million contingent convertible senior subordinated notes were not included in the calculation of diluted income per share for 2005 as they would have an anti-dilutive effect.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                        For the years
                                                      ended December 31,
                                                 ----------------------------
                                                                 As Restated
                                                     2005            2004
                                                 ------------    ------------
NET SALES AND REVENUES:
Homebuilding                                     $    226,796    $    233,755
Financing                                             229,156         242,777
Mueller (1)                                           176,747              --
Anvil (1)                                             132,581              --
Industrial Products                                   628,922         587,755
Natural Resources                                     548,577         395,532
Other                                                 141,389         112,016
Consolidating Eliminations                            (30,028)        (22,556)
                                                 $  2,054,140    $  1,549,279

OPERATING INCOME (LOSS):
Homebuilding                                     $   (103,881)   $    (33,347)
Financing                                              46,019          54,838
Mueller (1)                                            (7,460)             --
Anvil (1)                                              (4,183)             --
Industrial Products                                     2,079           7,609
Natural Resources                                     164,103          69,702
Other                                                  (9,275)        (20,253)
Consolidating Eliminations                             (3,664)         (2,710)
Operating income                                       83,738          75,839
Other debt interest expense                           (55,852)        (18,687)
Income from continuing operations
 before income tax expense                       $     27,886    $     57,152

(1) The results of Mueller and Anvil are included from the date of acquisition on October 3, 2005.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                                   For the         For the
                                                    three           three         For the         For the
                                                    months          months          year            year
                                                    ended           ended          ended           ended
                                                 December 31,    December 31,   December 31,    December 31,
                                                     2005            2004           2005            2004
                                                 ------------    ------------   ------------    ------------
Depreciation ($ in thousands):
   Homebuilding                                  $      1,321    $      1,121   $      4,966    $      4,792
   Financing                                              347             378          1,403           1,471
   Mueller (1)                                          6,235              --          6,235              --
   Anvil (1)                                            4,574              --          4,574              --
   Industrial Products                                  6,276           6,514         25,677          26,672
   Natural Resources                                    5,504           5,836         20,855          22,464
   Other                                                1,141           1,183          4,751           4,821
                                                 $     25,398    $     15,032   $     68,461    $     60,220

Amortization of intangibles ($ in
 thousands):
  Financing                                      $        818    $      1,060   $      3,641    $      4,976
  Mueller (1)                                           5,902              --          5,902              --
  Anvil (1)                                               724              --            724              --
                                                 $      7,444    $      1,060   $     10,267    $      4,976

Restructuring and impairment charges
 (credits) ($ in thousands):
  Homebuilding goodwill impairment               $     63,210    $         --   $     63,210    $         --
  U.S. Pipe Anniston plant shutdown
   costs                                                   --              --             --             121
  U.S. Pipe Chattanooga plant shutdown
   costs                                               24,138              --         24,138              --
  Mine No. 7 longwall shield
   impairment                                             853              --            853              --
  Mine No. 5 shutdown costs                                15            (457)          (618)            470
                                                 $     88,216    $       (457)  $     87,583    $        591

Operating Data:

Homebuilding
  New sales contracts                                     807           1,057          4,042           4,123
  Cancellations                                           274             154            843             931
  Unit completions                                        865             727          3,022           3,251
  Average sale price                             $     75,000    $     74,000   $     74,700    $     71,700
  Ending homes backlog                                  2,178           2,001          2,178           2,001

Financing
  Delinquencies                                           5.2%            4.9%           5.2%            4.9%
  Prepayment speeds                                      10.5%           10.4%          10.7%           10.1%

Industrial Products
  Ending pipe & fittings backlog,
   tons                                                88,959         100,388         88,959         100,388
  Ending pipe & fittings backlog,
   dollars ($ in thousands)                      $     78,795    $     85,876   $     78,795    $     85,876

Sloss Industries
  Tons of foundry coke sold                            24,325          36,698        121,353         144,941
  Tons of furnace coke sold                            82,358          62,510        277,184         273,728
  Foundry coke average sale price per
   ton                                           $     276.68    $     185.32   $     269.27    $     181.18
  Furnace coke average sale price per
   ton                                           $     205.74    $     140.34   $     205.80    $     141.86

(1) The results of Mueller and Anvil are included from the date of acquisition on October 3, 2005.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                                   For the         For the
                                                    three           three         For the         For the
                                                    months          months          year            year
                                                    ended           ended          ended           ended
                                                 December 31,    December 31,   December 31,    December 31,
                                                     2005            2004           2005            2004
                                                 ------------    ------------   ------------    ------------
Operating Data:

Natural Resources
 Tons sold by type (in thousands):
   Metallurgical coal, contracts                        1,218             835          4,356           4,028
   Metallurgical coal, spot sales                          --             339            144             720
   Steam coal                                             273             440          1,404           1,766
                                                        1,491           1,614          5,904           6,514
Average sale price per ton:
   Metallurgical coal, contracts                 $     113.59    $      59.55   $      96.56    $      51.64
   Metallurgical coal, spot sales                $         --    $     103.62   $     113.08    $     104.46
   Steam coal                                    $      34.84    $      34.96   $      35.02    $      35.10

Tons sold by mine (in thousands):
   Mine No. 4                                             754             748          2,961           2,895
   Mine No. 7                                             578             522          2,139           2,267
   Mine No. 5                                             159             344            804           1,352
                                                        1,491           1,614          5,904           6,514

Coal cost of sales:
   Mine No. 4 per ton                            $      47.40    $      33.91   $      40.29    $      36.44
   Mine No. 7 per ton                            $      73.20    $      44.97   $      56.08    $      41.01
   Mine No. 5 per ton                            $      66.59    $      41.60   $      53.64    $      41.15
   Mine No. 5 idle costs
    (in thousands) (1)                           $      3,031    $         --   $     19,164    $         --
   Mine No. 7 idle costs
    (in thousands) (1)                           $      2,732    $         --   $      2,732    $         --
   Other costs (in thousands) (2)                $      4,590    $     (2,688)  $      8,581    $      2,851

Tons of coal produced (in thousands)                    1,092           1,816          5,726           6,876

Coal production costs per ton: (3)
  Mine No. 4                                     $      36.07    $      26.11   $      30.42    $      29.33
  Mine No. 7                                     $      93.42    $      38.81   $      37.46    $      32.65
  Mine No. 5                                     $      56.07    $      35.04   $      52.35    $      38.57
  Total                                          $      51.38    $      31.86   $      35.49    $      32.35

Natural gas sales, in mmcf (in
 thousands)                                             1,696           1,926          6,937           7,890
Natural gas average sale price per
 mmcf                                            $      10.54    $       6.61   $       7.95    $       6.08
Natural gas cost of sales per mmcf               $       3.56    $       2.34   $       2.87    $       2.26

(1)  Idle costs are charged to period expense when incurred.

(2)  Consists of charges (credits) not directly allocable to a specific mine.

(3) Coal production costs per ton are a component of inventoriable costs. Other inventoriable costs not included in coal production costs per ton include Company-paid outbound freight, postretirement benefits, asset retirement obligation expenses, royalties and Black Lung excise taxes.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)
                                    Unaudited

                                                 December 31,    December 31,
                                                     2005            2004
                                                 ------------    ------------
ASSETS
Cash and cash equivalents                        $    137,396    $     46,924
Short-term investments, restricted                    124,573          99,905
Instalment notes receivable, net of
 allowance of $12,489 and
 $11,200, respectively                              1,693,922       1,717,205
Receivables, net                                      334,322         170,219
Income tax receivable                                  16,793          14,977
Inventories                                           551,293         233,547
Prepaid expenses                                       31,320          19,590
Property, plant and equipment, net                    603,350         331,959
Investments                                             6,056           6,165
Deferred income taxes                                      --          47,943
Unamortized debt expense                               75,062          36,726
Other long-term assets                                 73,247          46,340
Identifiable intangibles, net                         858,122          12,470
Goodwill                                              867,556         132,516
                                                 $  5,373,012    $  2,916,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                 $    161,215    $     90,217
Accrued expenses                                      213,596         125,681
Deferred income taxes                                 215,874              --
Debt:
 Mortgage-backed/asset-backed notes                 1,727,329       1,763,827
 Senior bank debt                                   1,498,594              --
 10% Senior subordinated debt                         333,162              --
 14 3/4% Senior discount notes                        165,697              --
Convertible senior subordinated notes                 175,000         175,000
Accrued interest                                       32,619          16,813
Accumulated postretirement benefits
 obligation                                           275,336         282,599
Other long-term liabilities                           285,974         203,122
Total liabilities                                   5,084,396       2,657,259
Stockholders' equity                                  288,616         259,227
                                                 $  5,373,012    $  2,916,486

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             AND COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 2005
                                ($ in Thousands)
                                    Unaudited

                                                                                                 Accumulated
                                                                                                   Other
                                                                 Comprehensive   Accumulated    Comprehensive
                                                    Total             Loss         Deficit          Loss
                                                 ------------    -------------   ------------   -------------
Balance at December 31, 2004                     $    259,227                    $   (609,048)  $     (51,109)

Comprehensive loss:
  Net income                                            7,046    $       7,046          7,046
  Other comprehensive
   income (loss), net of tax:
  Increase in additional
   minimum pension liability                           (9,573)          (9,573)                        (9,573)
  Cumulative foreign currency
   translation adjustment                                (113)            (113)                          (113)
  Net unrealized loss on hedges                          (619)            (619)                          (619)
Comprehensive loss                                               $      (3,259)
Stock issued upon exercise of
 stock options                                         19,872
Tax benefit from the
 exercise of stock options                             17,469
Dividends paid, $.16
 per share                                             (6,145)
Stock-based compensation                                1,452

Balance at December 31, 2005                     $    288,616                    $   (602,002)  $     (61,414)

                                                                  Capital in
                                                    Common        Excess of       Treasury
                                                    Stock         Par Value        Stock
                                                 ------------    ------------   ------------
Balance at December 31, 2004                     $        580    $  1,178,121   $   (259,317)

Comprehensive loss:
  Net income
  Other comprehensive income (loss), net of tax:
    Increase in additional minimum
     pension liability
    Cumulative foreign currency
     translation adjustment
    Net unrealized loss on hedges
Comprehensive loss
Stock issued upon exercise of stock
 options                                                   18          19,854
Tax benefit from the exercise of
 stock options                                                         17,469
Dividends paid, $.16 per share                                         (6,145)
Stock-based compensation                                                1,452

Balance at December 31, 2005                     $        598    $  1,210,751   $   (259,317)

                   WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                     For the three months
                                                      ended December 31,
                                                 ----------------------------        $
                                                     2004            2004          Change
                                                 ------------    ------------   ------------
                                                 As Reported     As Restated
Net sales and revenues:
  Net sales                                      $    309,333    $    332,847   $     23,514
  Interest income on instalment
   notes                                               53,407          53,407              0
  Miscellaneous                                         4,754           4,754              0
                                                      367,494         391,008         23,514

Cost and expenses:
  Cost of sales (exclusive of
   depreciation)                                      223,977         247,491         23,514
  Depreciation                                         15,032          15,032             --
  Selling, general and administrative                  60,077          60,077             --
  Provision for losses on instalment
   notes                                                4,105           4,105             --
  Postretirement benefits                               2,982           2,982             --
  Interest expense - mortgage-
   backed/asset-backed notes                           32,447          32,447             --
  Interest expense - other debt                         4,733           4,733             --
  Amortization of intangibles                           1,060           1,060             --
  Credit for estimated hurricane
   insurance losses                                      (935)           (935)            --
  Restructuring and impairment credits                   (457)           (457)            --
                                                      343,021         366,535         23,514

Income from continuing operations
 before income tax benefit                             24,473          24,473             --

Income tax benefit (1)                                  2,710           2,710             --

Net income                                       $     27,183    $     27,183   $         --

Basic income per share:
Net income                                       $       0.74    $       0.74

Weighted average number of shares
 outstanding                                       36,963,534      36,963,534

Diluted income per share:
Net income                                       $       0.59    $       0.59

Weighted average number of dilutive
 securities                                        48,066,504      48,066,504

(1) Results for the fourth quarter of 2004 include a net income tax benefit of approximately $9.7 million associated with favorable adjustments to income tax valuation allowances, primarily resulting from profitability improvements at Jim Walter Resources.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                         For the year
                                                      ended December 31,
                                                 ----------------------------        $
                                                     2004            2004          Change
                                                 ------------    ------------   ------------
                                                 As Reported     As Restated
Net sales and revenues:
  Net sales                                      $  1,224,274    $  1,311,831   $     87,557
  Interest income on instalment
   notes                                              220,041         220,041              0
  Miscellaneous                                        17,407          17,407              0
                                                    1,461,722       1,549,279         87,557

Cost and expenses:
  Cost of sales (exclusive of
   depreciation)                                      960,847       1,048,404         87,557
  Depreciation                                         60,220          60,220             --
  Selling, general and administrative                 207,451         207,451             --
  Provision for losses on instalment
   notes                                               12,402          12,402             --
  Postretirement benefits                               8,140           8,140             --
  Interest expense - mortgage-
   backed/asset-backed notes                          127,273         127,273             --
  Interest expense - other debt                        18,687          18,687             --
  Amortization of intangibles                           4,976           4,976             --
  Provision for estimated hurricane
   insurance losses                                     3,983           3,983             --
  Restructuring and impairment charges                    591             591             --
                                                    1,404,570       1,492,127         87,557

Income from continuing operations
 before income tax expense                             57,152          57,152             --

Income tax expense                                     (7,235)         (7,235)            --

Net income                                       $     49,917    $     49,917   $         --

Basic income per share:
Net income                                       $       1.29    $       1.29

Weighted average number of shares
 outstanding                                       38,581,893      38,581,893

Diluted income per share:
Net income                                       $       1.14    $       1.14

Weighted average number of dilutive
 securities                                        46,254,746      46,254,746

SOURCE  Walter Industries, Inc.
    -0-                             02/28/2006
    /CONTACT: Investor Contact, Joseph J. Troy, Sr. Vice President, +1-813-871-4404, or jtroy@walterind.com, or Media Contact, Michael A. Monahan, Director - Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries, Inc./
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020429/FLM010LOGO-c
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.walterind.com /